UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: October 27, 2017
(Date of earliest event reported)

DARDEN RESTAURANTS, INC.
(Exact name of registrant as specified in its charter)
Commission File Number: 1-13666

Florida	59-3305930
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
1000 Darden Center Drive, Orlando, Florida 32837
(Address of principal executive offices, including zip code)
(407) 245-4000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 27, 2017, Darden Restaurants, Inc. (“we,” “us” or the “Company”) entered into a $750 million revolving Credit Agreement (the “Credit Agreement”) with Bank of America, N.A., as administrative agent, and the lenders (the “Lenders”) and other agents party thereto. The Credit Agreement is filed as Exhibit 10.1 to this Report.
The Credit Agreement is a senior unsecured credit commitment to the Company and contains customary representations and affirmative and negative covenants (including limitations on liens and subsidiary debt and a maximum consolidated total debt to total capitalization ratio of 0.75 to 1.00). The Credit Agreement also contains events of default customary for credit facilities of this type.
The Credit Agreement matures on October 27, 2022, and the proceeds may be used for working capital and capital expenditures, the refinancing of certain indebtedness, certain acquisitions and general corporate purposes. The Credit Agreement also contains a sublimit of $150 million for the issuance of letters of credit.
Interest rates on borrowings under the Credit Agreement will be based on prevailing interest rates as described in the Credit Agreement and, in part, upon our credit ratings. Pricing for interest and fees under the Credit Agreement may be modified in the event of a change in the rating of our long-term senior unsecured debt.
The Credit Agreement replaced the Company’s Prior Credit Agreement described below under Item 1.02. As of October 27, 2017, we had no borrowings outstanding under the Prior Credit Agreement.
Certain of the Lenders and their affiliates have provided, from time to time, and may continue to provide, investment banking, commercial banking, financial and other services to the Company, including letters of credit, derivative transactions, transfer agent services, trustee and custodial services, depository services and account processing services, for which the Company has paid and intends to pay customary fees.
The preceding description of the Credit Agreement is qualified in its entirety by reference to the full text of the Credit Agreement, which is attached as Exhibit 10.1.

Item 1.02	Termination of a Material Definitive Agreement.

Upon effectiveness of the Credit Agreement described under Item 1.01 above on October 27, 2017, the Company terminated its prior $750 million credit agreement, dated as of October 3, 2011 and amended as of October 24, 2013 (the “Prior Credit Agreement”), by and among us, Bank of America, N.A., as administrative agent, and the lenders party to the Prior Credit Agreement. There were no amounts outstanding under the Prior Credit Agreement on October 27, 2017. A brief description of any material relationships between us and the administrative agent and the lenders under the Prior Credit Agreement, other than in respect of the Prior Credit Agreement, is provided under Item 1.01 above.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibit
10.1	Credit Agreement, dated as of October 27, 2017, among Darden Restaurants, Inc., certain lenders party thereto and Bank of America, N.A., as administrative agent.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARDEN RESTAURANTS, INC.

By:	/s/ William R. White, III
William R. White, III
Senior Vice President and Treasurer
Date: November 1, 2017

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